                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 15, 2007
                Date of Report (Date of earliest event reported)

                            NOVASTAR FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                      001-13533            74-2830661
--------------------------------     ----------------     -------------------
(State or other jurisdiction of      (Commission File      (I.R.S. Employer
incorporation or organization)            Number)         Identification No.)

               8140 Ward Parkway, Suite 300, Kansas City, MO 64114
               ---------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (816) 237-7000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c)

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 15, 2007, the Audit Committee of the Board of Directors of the Company
committed to a workforce reduction pursuant to a plan of termination (the
"Plan") as described in paragraph 8 of Financial Accounting Standards Board
Statement of Financial Accounting Standards No. 146 Accounting for Costs
Associated with Exit or Disposal Activities (SFAS No. 146), under which material charges will be incurred under generally accepted accounting principles applicable to the Company.

The Company is undertaking the Plan to align its organization and costs with an expected reduction in loan originations. The Plan will result in the elimination of approximately 500 positions resulting in an approximate 37% reduction in the
Company's overall workforce. Subject to completion of the necessary legal notices and requirements, implementation of the Plan will begin immediately and conclude during the fourth quarter of 2007. The actions focus on the Company's wholesale loan origination group and related functions, including employees at the Company's headquarters in Kansas City and will lead to closing wholesale operation centers in California and Ohio. The Company's servicing and portfolio management organizations are not affected by the reduction.

The Company estimates that the total pre-tax charge to earnings associated with the Plan will range between $17 million and $21 million consisting of $5 million to $7 million in cash expenditures relating to severance costs, $2 million to $3 million in cash expenditures relating to contract termination costs and $10 million to $11 million in one-time non-cash charges primarily related to property, plant and equipment. The Company anticipates that substantially all of the pre-tax charges to earnings and cash expenditures will be incurred in the third quarter of 2007; however, some may be incurred in the fourth quarter of
2007.

A copy of the Company's press release announcing the Plan is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Certain Officers

As part of the Plan, David A. Pazgan, Chief Executive Officer of NovaStar
Mortgage, Inc. will leave the Company. The Company's President and Chief
Operating Officer, W. Lance Anderson, will assume Mr. Pazgan's responsibilities upon Mr. Pazgan's departure. The Company will amend this Form 8-K to report the actual date of his departure and any amendments to Mr. Pazgan's employment agreement or other compensatory arrangements executed in connection with his termination.

References to the registrant's website do not incorporate by reference the information on the registrant's website into this Current Report and the registrant disclaims any such incorporation by reference.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.         Document

99.1                Press Release dated August 17, 2007 "NovaStar Financial,
                    Inc. Announces Reduction in Workforce."

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NOVASTAR FINANCIAL, INC.

DATE:  August 21, 2007                   /s/ Gregory S. Metz
                                       -----------------------------------------
                                         Gregory S. Metz
                                         Chief Financial Officer

                                Index to Exhibits

Exhibit No.         Document

99.1                Press Release dated August 17, 2007 "NovaStar Financial,
                    Inc. Announces Reduction in Workforce."

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